UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 6, 2008

The J. M. Smucker Company

(Exact name of registrant as specified in its charter)

Ohio	1-5111	36-0538550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Strawberry Lane, Orrville, Ohio	44667-0280
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 6, 2008, The J. M. Smucker Company (“Smucker”) completed the transactions (the “Transactions”) contemplated by the Transaction Agreement (the “Transaction Agreement”), dated as of June 4, 2008, by and among The Procter & Gamble Company (“P&G”), The Folgers Coffee Company (“Folgers”), Smucker and Moon Merger Sub, Inc. (“Merger Sub”) and the Separation Agreement, dated as of June 4, 2008, by and among P&G, Folgers and Smucker (the “Separation Agreement”). The completion of the Transactions, including the merger of Merger Sub with and into Folgers, with Folgers as the surviving corporation and a wholly-owned subsidiary of Smucker (the “Merger”), resulted in a business combination of Smucker and P&G’s coffee business (the “Coffee Business”). Prior to the Merger, P&G transferred certain assets and liabilities related to the Coffee Business, including certain subsidiaries of P&G, to Folgers and then P&G distributed (the “Distribution”) its shares of Folgers common stock to P&G shareholders in an exchange offer. Smucker issued 63,166,532 common shares in the Merger and guaranteed $350 million in Folgers indebtedness (the “Folgers Debt”), subject to the requirements of the Separation Agreement. The description of the terms of the Transactions is qualified in all respects by reference to the Transaction Agreement and the Separation Agreement, copies of which were filed as Exhibit 2.1 and Exhibit 2.2, respectively, to Smucker’s Current Report on Form 8-K filed on June 5, 2008.

Folgers Debt

On October 31, 2008, Folgers entered into a credit facility with Bank of Montreal, Bank of America, N.A., Banc of America Securities LLC and BMO Capital Markets with respect to the Folgers Debt. The Folgers Debt credit facility provides for a $350 million term loan. The Folgers Debt will mature on November 7, 2009. The term loan does not have required amortization, but is required to be prepaid by Folgers with net proceeds received by Folgers from certain asset sales, equity issuances or incurrence of additional debt, subject in each case to certain exceptions. The Folgers Debt is unsecured and is fully and unconditionally guaranteed by Smucker.

The Folgers Debt bears interest at rates equal to, at Folgers’ option, either

•	The highest of (i) a base rate determined by the administrative agent, (ii) the federal funds rate plus .50% and (iii) the one month LIBOR rate plus 1.375%; or

•

The LIBOR rate plus a margin which will be determined based on the ratio of Folgers’ total debt to EBITDA. The applicable margin ranges from 1.25% to 1.75%. Folgers can elect interest periods of one, two, three or six months. Effective upon the occurrence of the Transactions, the LIBOR rate margin will be determined based on the ratio of Smucker’s total debt to EBITDA.

In addition, Folgers will pay the lenders under the credit facility a duration fee on each of the 90th, 180th and 270th days after the debt is incurred equal to .25% of the aggregate principal amount of the outstanding term loan.

The Folgers Debt facility contains various negative covenants that restrict Folgers and its subsidiaries in their activities (subject to exceptions) including, but not limited to, limitations on liens and other encumbrances, the incurrence of debt, limitations on investments and acquisitions, limitations on transactions with affiliates, and limitations on asset sales. The Folgers Debt facility also requires Folgers and its subsidiaries to comply with various affirmative covenants typical for transactions that are similar to the Transactions. In addition, Folgers and its subsidiaries are required to comply with a maximum leverage test. As a guarantor of the Folgers Debt, Smucker and its subsidiaries are required to comply with covenants substantially similar to those under the Folgers Debt facility. In addition, Smucker and its subsidiaries are required to comply with the following financial performance tests: (i) a minimum interest coverage test and (ii) a maximum leverage test.

The Folgers Debt facility contains various events of default, including, but not limited to, payment defaults, defaults under other material indebtedness agreements, breaches of representations and warranties, noncompliance with covenants, judgments in excess of certain amounts, failure of the guarantee, bankruptcy related events of default and change of control.

Transition Services Agreement

In connection with the closing of the Transactions, Folgers and P&G entered into a Transition Services Agreement, effective as of November 6, 2008 (the “Transition Services Agreement”). In order to facilitate the transition of the Coffee Business to Folgers (which, as a result of the Merger, is a wholly owned subsidiary of Smucker), under this agreement P&G will provide Folgers, on a fee-for-services basis, with specified services for a limited time following the completion of the Transactions, including the following: supply network solutions (i.e., orders fulfillment, shipment and billing), purchasing, North America product supply operations (i.e., order management and distribution), global data management, information technology services, market development organization, decision support services and reporting, customer and consumer solutions, consumer relations, service provider professional sales (i.e., payment processing, maintenance and operation support for customer management system and data warehouse), certain limited financial services and accounting, and market measurements. In addition to the fees being paid by Folgers for provision of the services, Smucker paid a one-time “start-up” fee of $11.624 million for reimbursement of fees and expenses of P&G in connection with P&G’s preparation for providing services to Folgers.

The Transition Services Agreement also addresses certain matters with respect to the provision of such services, including the management of the relationship between the parties, the use of each other’s facilities, technology, software and proprietary rights, and company data and access to P&G systems used to provide the services.

The initial term of this agreement is for a period of six months after the completion of the Transactions, unless earlier terminated as provided in the agreement. Folgers has the option of extending the services (or as provided therein, a portion thereof) for additional one month periods (up to a maximum of six additional months) by providing 60 days prior notice to P&G. Folgers generally is able to terminate the agreement or any services provided for a particular functional service area by giving 60 days prior notice to P&G, provided that the terminated services can be segregated from the other services that will continue to be provided under the agreement. Each of Folgers and P&G may terminate the agreement for cause. In addition to terminating the agreement for cause, P&G may terminate the agreement immediately upon written notice if Folgers fails to pay any undisputed charges for any services within 30 days after receiving written notice of the possibility of termination for non-payment.

Generally, P&G and Folgers have agreed to indemnify each other and each other’s related parties from third-party claims related to the provision of these services. Except for claims arising out of gross negligence or willful misconduct and indemnification of certain third party claims, the parties aggregate liability for breach of the Transition Services Agreement is limited to $6 million, and except for cases of willful misconduct, no party will be liable for punitive, consequential, special or similar damages.

Intellectual Property Matters Agreement

In connection with the closing of the Transactions, Folgers and P&G entered into an Intellectual Property Matters Agreement, effective as of November 6, 2008 (the “Intellectual Property Matters Agreement”). The Intellectual Property Matters Agreement governs issues relating to intellectual property transferred to Folgers and intellectual property retained by P&G, including providing a license to Folgers of certain intellectual property retained by P&G.

Under the Intellectual Property Matters Agreement, P&G and its affiliates have granted to Folgers and its affiliates a non-exclusive, paid-up, worldwide license (with limited sublicense rights) in and to certain specified know-how and patents, solely for use in Folgers’ coffee field. This coffee field explicitly excludes, among other things, certain restricted activities relating to the manufacture and sale of certain fruit-flavored products. Subject to P&G’s termination rights this license is irrevocable. The licenses granted to Folgers and its affiliates can only be sublicensed to (1) vendors, consultants, distributors, manufacturers and contractors making or distributing products or providing services in the coffee field for, to or on behalf of Folgers and (2) to customers of Folgers to the extent necessary for them to use the products or receive the services of Folgers.

Folgers, its affiliates and, as applicable, sublicensees have the right to make improvements to the intellectual property licensed to it, but P&G has retained all rights, title and interest to the underlying intellectual property. Folgers owns all rights, title and interest to any improvements made solely by Folgers or its affiliates or sublicensees.

The Intellectual Property Matters Agreement provides that, with certain specified exceptions, upon the request of Folgers within two years after the closing of the Transactions, the parties will negotiate in good faith to grant Folgers a non-exclusive and limited license to intellectual property that (1) constitutes know-how or a patent, (2) was necessary, as of the business transfer time, for the operation of Folgers’ business, and (3) was owned or controlled by P&G but not licensed to Folgers as part of the agreement or transferred to Folgers pursuant to the Separation Agreement.

In the event P&G no longer wishes to maintain certain patents not included in the intellectual property transferred to Folgers in the Separation Agreement, or to pursue continuations or foreign counterparts of the same, unless P&G elects to sell, transfer or assign such patent to a third party, P&G is required to notify Folgers, and Folgers may elect to have P&G assign its rights, title and interest to that patent to Folgers. In the event of any such assignment, the assigned patents will become the sole property of Folgers, but will include a non-exclusive license back to P&G for its use.

In the event Folgers no longer wishes to maintain patents included in the intellectual property transferred to Folgers in the Separation Agreement, or to pursue continuations or foreign counterparts of the same, unless Folgers elects to sell, transfer or assign such patent to a third party, Folgers is required to notify P&G, and P&G may elect to have Folgers assign its rights, title and interest to that patent to P&G. In the event of any such assignment, the assigned patents will become the sole property of P&G, but will include a non-exclusive license back to Folgers for its use.

The Intellectual Property Matters Agreement provides that, upon the request of P&G within two years after the closing of the Transactions, the parties will negotiate in good faith to grant P&G a non-exclusive and limited license to any intellectual property transferred to Folgers. If the parties have not agreed to a license within 90 days after P&G’s initial request, Folgers will have no further obligation to negotiate with P&G with respect to the intellectual property.

The Intellectual Property Matters Agreement provides for various restrictions on both parties relating to the preservation of the confidentiality of the other party’s know-how. The agreement also provides that the parties may seek equitable remedies, including preliminary injunctive relief, in the event that a party breaches the agreement. The licenses granted under the Intellectual Property Matters Agreement begin at the completion of the Transactions and will continue in perpetuity until the underlying intellectual property expires, is abandoned, or is otherwise found invalid or unenforceable or the licenses are otherwise earlier terminated.

Either party has the right to terminate the licenses granted under the agreement as to any particular item of intellectual property if the other party is in breach of the agreement and the breach materially affects the scope or use of such intellectual property or materially jeopardizes the subsistence, validity or enforceability of such intellectual property. Folgers has the right to terminate the licenses granted under the agreement as to any particular intellectual property to which it is licensed on 30 days written notice to P&G. In the event of a change of control of Folgers whereby an entity that competes with P&G in connection with any goods or services outside of the coffee field obtained control of Folgers, Folgers has agreed to take all necessary steps to ensure that none of the intellectual property licensed or otherwise provided to Folgers under the agreement is utilized by or disclosed to any unit, division or subsidiary of such entity that competes with P&G in connection with goods or services outside the coffee field.

Tax Matters Agreement

In connection with the closing of the Transactions, Folgers and P&G entered into a Tax Matters Agreement, effective as of November 6, 2008 (the “Tax Matters Agreement”). The Tax

Matters Agreement governs P&G’s, Smucker’s and Folgers’ respective rights, responsibilities and obligations with respect to both pre- and post-Distribution periods, including tax liabilities and benefits, the preparation and filing of tax returns, and the control of audits and other tax matters. P&G generally is required under the Tax Matters Agreement to indemnify Smucker and its consolidated subsidiaries and, for periods after the Merger, Folgers and its consolidated subsidiaries (the “Smucker Group”) for any taxes attributable to periods prior to the Distribution and, except as described below, taxes incurred in connection with the failure of the Transactions to qualify for tax-free treatment, and the Smucker Group is required to indemnify P&G for any taxes attributable to Folgers’ operations for all periods following the Distribution.

Under the Tax Matters Agreement, the Smucker Group is required to indemnify P&G against tax-related losses if the Distribution were taxable to P&G as a result of the acquisition of a 50% or greater interest in Smucker as part of a plan or series of related transactions that included the Distribution, except to the extent that the tax losses are attributable to P&G’s breach of certain representations and covenants in the Tax Matters Agreement. In addition, the Smucker Group is required to indemnify P&G for any tax liabilities resulting from the failure of the Merger to qualify as a reorganization under section 368(a) of the Code or a similar provision of state or local law, including any impact of such failure on the Distribution’s qualification for tax-free treatment, except to the extent that such failure results from a breach by P&G of its representations and covenants in the agreements related to the Transactions or its representations made to tax counsel in connection with tax counsels’ rendering their tax opinions or a breach by Folgers, prior to the Distribution, of its representations and covenants in the agreements related to the Transactions. Finally, the Smucker Group generally is required to indemnify P&G against tax-related losses that are attributable to a breach of covenant by Folgers after the Distribution or a breach of representation or covenant by Smucker. If P&G recognizes gain on the Distribution attributable to its breach of the representations and covenants described in the Tax Matters Agreement, P&G generally is not entitled to indemnification under the agreement.

The Tax Matters Agreement requires that the Smucker Group, for a two-year period following the date of the Distribution, generally avoid taking certain actions. These limitations are designed to restrict actions that might cause the Distribution to be treated as part of a plan pursuant to which a 50% or greater interest (by vote or value) in Smucker is acquired or could otherwise cause the Distribution to become taxable to P&G. Unless Smucker delivers certain unqualified opinions of tax counsel or rulings from the Internal Revenue Service reasonably acceptable to P&G, in each case, confirming that a proposed action would not cause the Transactions to become taxable, Smucker and Folgers are each prohibited during the two-year period following the date of the Distribution from:

•	issuing, recapitalizing, repurchasing, redeeming or otherwise participating in acquisitions of its stock;

•	amending its certificate of incorporation or other organizational documents to affect the voting rights of its stock;

•	merging or consolidating with another entity, or liquidating or partially liquidating;

•	discontinuing, selling, transferring or ceasing to maintain its active business; or

•	engaging in other actions or transactions that could jeopardize the reorganization status of the Distribution and certain related transactions.

If Smucker or Folgers takes any of the actions above and such actions result in tax-related losses to P&G, then the Smucker Group generally is required to indemnify P&G for such losses.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 6, 2008, Smucker completed the Transactions contemplated by the Transaction Agreement and the Separation Agreement, including the Merger, which resulted in the business combination of Smucker and the Coffee Business, as more fully discussed in Item 1.01 of this Current Report on Form 8-K. In connection with the Transactions, Smucker issued 63,166,532 common shares in the Merger and guaranteed $350 million in Folgers Debt, subject to the requirements of the Separation Agreement. Following the Transactions, the Smucker common shares outstanding immediately prior to the Merger represented approximately 46.5% of the Smucker common shares that were outstanding immediately after the Merger, and the Smucker common shares issued in the Merger represented approximately 53.5% of the Smucker common shares that were outstanding immediately after the Merger, in each case on a fully diluted basis. The description of the terms of the Transactions is qualified in all respects by reference to the Transaction Agreement and the Separation Agreement, copies of which were filed as Exhibit 2.1 and Exhibit 2.2, respectively, to Smucker’s Current Report on Form 8-K filed on June 5, 2008.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under the caption “Folgers Debt” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On November 6, 2008, Smucker issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements of The Folgers Coffee Company required by this item are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this item is filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Description
23.1	Consent of Deloitte & Touche LLP (relating to The Folgers Coffee Company).

99.1	Press Release, dated November 6, 2008.

99.2	Combined Financial Statements of The Folgers Coffee Company for the Fiscal Year Ended June 30, 2008 (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed by The J. M. Smucker Company on October 9, 2008).

99.3	Unaudited Condensed Combined Pro Forma Financial Data of The J. M. Smucker Company (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by The J. M. Smucker Company on October 9, 2008).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

Date: November 6, 2008	By:	/s/ M. Ann Harlan
M. Ann Harlan
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
23.1	Consent of Deloitte & Touche LLP (relating to The Folgers Coffee Company).

99.1	Press Release, dated November 6, 2008.

99.2	Combined Financial Statements of The Folgers Coffee Company for the Fiscal Year Ended June 30, 2008 (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed by The J. M. Smucker Company on October 9, 2008).

99.3	Unaudited Condensed Combined Pro Forma Financial Data of The J. M. Smucker Company (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by The J. M. Smucker Company on October 9, 2008).